EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to use of our report dated March 4, 1994, included herein on Form S-1, on our audit of the financial statements of Industrial Systems Associates, Inc. for the ten months ended December 31, 1993. We also consent to the reference to our firm under the caption "Experts."

COOPERS & LYBRAND L.L.P.

Philadelphia, Pennsylvania
March 26, 1996